                                                                   EXHIBIT 10.12

                              EMPLOYMENT AGREEMENT

          EMPLOYMENT AGREEMENT made of this 22/nd/ day of June, 2000, by and between John M. Connolly (the "Employee"), and Mainspring, Inc., a Delaware
                               --------
corporation located at One Main Street, Cambridge, Massachusetts (the

"Company").
 -------

          WHEREAS, the Board of Directors of the Company (the "Board") believes it to be to its advantage to ensure that the Employee continues to render services to the Company as hereinafter provided; and

          WHEREAS, the Employee's managerial position requires that he be trusted with extensive confidential information and trade secrets of the Company and that he develop a thorough and comprehensive knowledge of all details of the Company's business;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and obligations herein contained, the parties hereto agree as follows:

          1.  Title; Position and Responsibilities.  Employee shall initially
              ------------------------------------
serve as the Chairman, President and Chief Executive Officer of the Company, and the Employee shall exercise such powers and comply with and perform such directions and duties regarding the business and affairs of the Company as may from time to time be vested in or given to him by the Board of the Company and shall use diligent efforts to improve and extend the business of the Company. The Employee shall at all times report to, and his activities shall at all times be subject to the direction and control of, the Board. The Employee agrees to devote substantially all of his available business time, attention and services to the discharge of such duties for the best interest of the Company. Notwithstanding the foregoing, the Employee may (i) serve as an officer, director. trustee, or committee member of any religious, professional, civic, charitable or educational organization, or as a director of any corporation whose business is not competitive with that of the Company; and (ii) engage in, and devote time and effort to, any and all personal investments or business ventures unrelated to the business or affairs of the Company, in each case so long as such activities do not materially interfere with his obligations set forth in this Section 1.

          2.  Compensation: Salary, Bonuses and Other Benefits.  During the term
              ------------------------------------------------
of this Agreement, the Company shall pay the Employee the following compensation, including the following annual salary, bonuses and other fringe benefits:

               (A) Salary.  In consideration of the services to be rendered by
                   ------
the Employee to the Company, the Company will pay to the Employee for the year ending December 31, 2000, an annualized salary of $200,000.00. Such annual salary shall be payable in conformity with the Company's customary practices for executive compensation as such practices shall be established or modified from time to time (but no less than monthly). Salary payments shall be subject to all applicable federal and state withholding, payroll and other taxes, in accordance with law. The salary for subsequent years during the term of this Agreement shall be reviewed annually by the Board. In connection with any such review, the Board may, in its discretion, increase the Employee's salary, but may not reduce it.

               (B) Fringe Benefits.  The Employee will also be entitled to be
                   ---------------
promptly reimbursed for all of his business-related travel, lodging and entertainment expenses in accordance with the Company's prevailing policy for senior executive officers or, if no such separate policy exists, for Company employees. The Employee will be entitled to participate on the same basis with all other
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                                      -2-


officers and employees of the Company in the Company's standard benefits package made generally available to all other officers and employees of the Company, as may be adopted or modified from time to time by the Company, which benefits package shall include, in addition to any other benefits, medical and disability insurance. In addition, the Employee shall be entitled to an annual payment of up to $20,000.00, payable in conformity with the Company's customary payroll practices and subject to withholding and other tax requirements, all as set forth in paragraph 2(A) above, as an automobile allowance.

               (C) Vacation.  Employee shall be entitled to a paid vacation
                   --------
(taken consecutively or in segments) of four (4) weeks during each fiscal year, adjusted pro rata for any partial fiscal year during the term hereof. Such vacation may be taken at such times as is reasonably prudent and consistent with the proper and diligent performance by the Employee of his duties and responsibilities hereunder.

               (D) Bonus.  For the year ending December 31, 2000, the Employee
                   -----
shall be entitled to receive a bonus of $50,000.00 per calendar quarter, subject to the Company attaining the revenue and bookings goals as adopted by the Board. Such bonus shall be determined by the Board, based on goals, milestones, objectives and metrics used to measure performance established by the Employee and the Board from time to time. Any bonus shall be subject to all applicable federal and state withholding, payroll and other taxes. The bonus potential for subsequent years during the term of this Agreement shall be reviewed annually by the Board. In connection with any such review, the Board may, in its discretion, increase the Employee's bonus potential, but may not reduce it.

               (E) Loan.  At the Employee's request, the Company will loan the
                   ----
Employee $100,000.00, with full recourse to all of the Employee's assets, bearing interest at the applicable federal rate for a two year term and evidenced by a note to be executed by and between the Employee and the Company. The principal amount of the loan and all accrued interest will be due in full on the second anniversary of the date of the note. Notwithstanding the foregoing, the Employee must request such a loan on or before December 31, 2000 and the proceeds of such loan must be used as payment by the Employee of the exercise price of options to purchase common stock of the Company.

          3.  Annual Performance Review.  Commencing February 15, 2001, and once
              -------------------------
annually thereafter during the term of this Agreement, the Board and the Employee shall in good faith review the performance by, and the compensation payable to, the Employee for the then current year and the proposed performance by, and compensation to, the Employee for the then forthcoming year.

          4.  Term.  The term of this Agreement shall commence on the date first
              ----
above written and shall terminate on the earlier to occur of (i) June 30, 2002,
(ii) the death, physical incapacity or mental incompetence of the Employee, or
(iii) the occurrence of any of the circumstances described in Section 5 hereof (the "Expiration Date").
      ---------------

          5.  Termination.  The Employee's term of employment under this
              -----------
Agreement may be earlier terminated as follows:

               (A) At the Employee's Option:  The Employee may terminate his
                   ------------------------
employment, without cause, at any time upon at least thirty (30) days' advance written notice to the Company.

               (B) At the election of the Company for Just Cause. The Board,
                   ---------------------------------------------
acting on behalf of the Company, upon the affirmative vote of at least two-thirds of the members of the Board then in office (excluding the Employee, if the Employee is a director), may, immediately and unilaterally, terminate the Employee's employment hereunder for "just cause" at any time during the term of this Agreement Termination of the Employee's employment by the Board shall constitute a termination for "just cause" under this Section 5(B) if such termination is for one or more of the following causes: (i) the failure of Employee to render services to the Company in accordance with his assigned duties consistent with this Agreement, and such failure of performance continues for a period of more than 60 days after written notice thereof has been provided to the Employee; (ii) willful misconduct or gross negligence of the Employee in connection with the performance of his assigned duties; (iii) the conviction of the Employee of a felony; (iv) disloyalty, breach of fiduciary duty or breach of the material terms of this Agreement; (v) the commission by Employee of an act of fraud, embezzlement or an act of deliberate disregard of the rules or policies of the Company which results in loss, damage or injury to the Company or adversely affects the business activities, reputation, goodwill or image of the Company; (vi) the unauthorized disclosure or misappropriation by Employee of any trade secret or confidential information of the Company or any of its clients or customers, which results in damage or injury to the Company or adversely affects the business activities, reputation, goodwill or image of the Company or its clients or customers; or (vii) the commission by Employee of an act which constitutes unfair competition with the Company or which induces any employee or customer of the Company to break a material contract with the Company.

          In making any determination under this Section, the Board shall act fairly and in utmost good faith and shall give the Employee an opportunity to appear and be heard at a meeting of the Board or any committee thereof and present evidence on his behalf.

          In the event of any such termination for "just cause," the Employee shall be entitled to accrued and unpaid salary and vacation through the termination date and no other payments.

               (C) At the Election of the Company for Reasons Other Than Just
                   ----------------------------------------------------------
Cause. The Board, acting on behalf of the Company, upon the affirmative vote of
-----
at least two-thirds of the members of the Board then in office (excluding the Employee, if the Employee is a director), may, immediately and unilaterally, terminate the Employee's employment hereunder at any time during the term of this Agreement for other than "just cause" by giving thirty (30) days' advance written notice to the Employee of the Company's election to terminate. During such thirty-day period, the Employee will be available on a full-time basis for the benefit of the Company to assist the Company in matters relating to the transition of a new, successor officer of the Company. In the event the Board exercises its right to terminate the Employee under this Section 5(C), the Company agrees to pay the Employee a severance or termination payment of twelve months' salary and car allowance at the then current rates, payable in the same manner as such salary and automobile allowance were payable during the term of the Employee's employment. Additionally, following the completion of the quarter in which the Employee is terminated, the Company shall promptly pay to the employee the amount of the bonus, if any, payable to the Employee in respect of such quarter pursuant to section 2(D) hereof which was otherwise earned but unpaid. Such severance payment shall be payable on a monthly basis for the twelve (12) months following the Employee's termination and shall be subject to all applicable federal and state taxes. All payments under this Section 5(c) are subject to compliance by the Employee at all times with any and all noncompetition, nonsoliciation or nondisclosure covenants between the Company and the Employee. The Company shall additionally maintain in effect during such twelve-month period all fringe benefits, including, without limitation, medical and disability insurance, as were in effect for the benefit of the Employee and his family on the date of the termination of the Employee's employment. Following termination of the Employee pursuant to this Section 5(C), the Employee shall have the right to retain as his own property any computer system and any personal database or communication devices which the Company had previously provided to the Employee for his use, and the Company shall deliver to the Employee an appropriate instrument of transfer conveying title to such equipment to the Employee for no consideration; provided, however, that the Company is given the opportunity to remove all data on such equipment which is proprietary or confidential. In the event of a termination under this Section 5(C), the Company may, at its option, retain the Employee as a consultant on terms mutually agreed between the Company and the Employee. All such payments made and benefits provided pursuant to this Section 5(C) or Section 5(D), shall be conditioned upon the receipt by the Company of a signed release in a form acceptable to the Company's counsel releasing the Company from any and all actions or causes of actions, suits, debts, claims, complaints, contracts, controversies, agreements, promises, damages, judgments and demands whatsoever, in law or in equity, whether existing or contingent, known or unknown, pertaining to the Employee's employment by the Company or termination of such employment. In the event of a termination without "just cause", all stock options held by the Employee shall become immediately vested and exercisable, such options to be exercisable for a period of twelve (12) months following any effective date of termination, and all restricted stock shall be free of any repurchase rights of the Company.

          It shall be deemed to be a constructive termination by the Company for other than "just cause" if: (i) the Employee's responsibilities and executive authority are reduced or diluted in any material way without the Employee's written consent; or (ii) the Employee is relocated to another Company office or facility to a location outside of a radius of 25 miles from the Company's then-current headquarter facility and without the Employee's written consent. In the event that the Employee shall terminate his employment as a result of such constructive termination, the Employee shall be entitled to the same severance payments, bonus and benefits, vesting of options and termination of repurchase rights, and transfer of computer, database and communications equipment as are provided for in the preceding paragraph to the same extent as if he had been terminated other than for "just cause".

               (D) Termination Because of Acquisition of the Company.  The
                   -------------------------------------------------
provisions of this Section shall apply if the Employee's employment is terminated because of any decision by the Board of the Company (or following completion of the Acquisition (as defined below) the surviving corporation) in connection with a consolidation, merger, reorganization, or sale of all, or substantially all, of the assets or capital stock of the Company, or other business combination in which the Company is the target in any business combination (an "Acquisition"). In the event of the completion of an
                 -----------
Acquisition, if the Employee is not offered employment by the acquiring corporation in a comparable position, at a comparable salary, or is terminated for other than "just cause" ("just cause" as defined in Section 5(B) hereof), or if, within twelve (12) months following the completion of such Acquisition, he shall terminate his employment as a result of his constructive termination, in each case as provided in Section 5(C) hereof, then the Company or the acquiring corporation, as the case may be, shall be obligated to provide to the Employee the same severance payments, bonus and benefits, vesting of options and termination of repurchase rights, and transfer of computer, database and communications equipment as are provided for in Section 5(C) hereof. If the Employee is offered employment by the acquiring corporation in a comparable position, and at a comparable salary, neither the Company nor the acquiring corporation shall be obligated to provide the severance payments, bonus or benefits, vesting of options and termination of repurchase rights, and transfer of computer and communications equipment provided for in this Section 6(D). Anything contained in this Section 6(D) to the contrary notwithstanding, the Employee shall not be entitled to any severance or other termination benefit if the Employee has either (i) terminated such employment voluntarily (other than as a result of his constructive termination as provided in Section 5(C) hereof), or (ii) has been terminated by the Company or any acquiring corporation for "just cause" pursuant to Section 5(B).

          6.  Noncompetition, Nondisclosure and Inventions Agreement.  In
              ------------------------------------------------------
connection with his employment by the Company pursuant to the terms of this Agreement and in consideration of the Company entering into this Agreement with the Employee, the Employee shall execute the Noncompetition, Nondisclosure and Inventions Agreement attached hereto as Exhibit A, the terms and conditions of
                                        ---------
which are incorporated herein by reference. The Noncompetition, Nondisclosure and Inventions Agreement is sometimes referred to herein as the "Ancillary Agreement." The parties to this Agreement acknowledge that the Ancillary Agreement shall supercede, in all respects, the Non-

Disclosure and Non-Competition Agreement dated June 14, 1996 by and between the Company and the Employee.

          7.  Governing Law; Injunctive Relief.  This Agreement shall be
              --------------------------------
governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts and shall be deemed to be performable in the Commonwealth of Massachusetts. The Employee acknowledges that the breach or threatened breach of any of the provisions of this Agreement would give rise to irreparable injury to Company which injury would be inadequately compensable in money damages. Accordingly, Company may seek and obtain a restraining order and/or injunction prohibiting the breach or threatened breach of any provision, requirement or covenant of this Agreement, in addition to and not in limitation of any other legal remedies which may be available. The Employee further acknowledges and agrees that the agreements set out above are necessary for the protection of Company's legitimate goodwill and business interests and are reasonable in scope, duration and content.

          8.  Severability.  In case any one or more of the provisions contained
              ------------
in this Agreement or the Ancillary Agreement for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or the Ancillary Agreement, but this Agreement or the Ancillary Agreement, as the case may be, shall be construed, revised, modified and reformed to the maximum extent possible to effect the purposes set forth herein and in the Ancillary Agreement.

          9.  Waivers and Modifications.  This Agreement may be modified, and
              -------------------------
the rights and remedies of any provision hereof may be waived, only in accordance with this Section. No modification or waiver by the Company shall be effective without the consent of the Employee and at least a majority of the Board (excluding the Employee, if the Employee is a director) then in office at the time of such modification or waiver. No waiver by either party of any breach by the other party of any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement. This Agreement and the Ancillary Agreement set forth all of the terms of the understandings between the parties with reference to the subject matter set forth herein and may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

          10.  Assignment.  The Employee acknowledges that the services to be
               ----------
rendered by him are unique and personal in nature. Accordingly, the Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company, including any successor to the Company's capital stock or assets by reason of any sale of stock or assets, merger, sale or other form of business combination.

          11.  Arbitration.  Any controversy, dispute, claim or breach arising
               -----------
out of or relating to this Agreement shall be submitted for settlement to an arbitrator agreed upon by the parties. The decision of such arbitrator shall be final and binding on the parties. If the parties cannot agree upon an arbitrator, the controversy, claim or breach shall be referred to the American Arbitration Association with a request that the Association appoint an arbitrator. Such arbitration shall be held in Boston, Massachusetts, in accordance with the rules and practices of the American Arbitration Association pertaining to single-party arbitration then in effect, and the judgment upon the award rendered shall be entered by consent in any court having jurisdiction.
The prevailing party shall be entitled to recover all costs and expenses associated with any arbitration (including attorneys' fees); and if no party prevails, each party shall be responsible for its own expenses.

          12.  Integration.  This Agreement and the Ancillary Agreement set
               -----------
forth all of the terms of the understandings between the parties and supersede any other understandings, discussions or agreements among the parties with reference to the subject matter set forth herein.

          13.  Interpretation.  The language of all parts of this Agreement
               --------------
shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either of the parties.

          IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written.

Mainspring, Inc.                                  EMPLOYEE:


By: /s/ Mark A. Verdi                             /s/ John M. Connolly
    -----------------------------                 -------------------------
    Mark A. Verdi                                  John M. Connolly
    Senior Vice President, Finance
     and Operations

                                                                       Exhibit A

                                MAINSPRING, INC.

             NONCOMPETITION, NONDISCLOSURE AND INVENTIONS AGREEMENT


     The undersigned, John M. Connolly, in consideration for and as a condition of my continued employment as an employee (the "Employee") of Mainspring, Inc.
                                                --------
(the "Company"), hereby agrees with the Company as follows:
      -------

     1.   Noncompetition Covenant.  During the period of employment as an
          -----------------------
officer and/or key employee of the Company, the Employee will devote his available business time and best efforts to promoting and advancing the business of the Company. During the period of employment and for a period of one (1) year after termination of such employment (for any reason whatsoever), the Employee agrees that he will not, whether alone or as a partner, officer, director, consultant, agent, employee or stockholder of any company or other commercial enterprise, engage in any business or other commercial activity which is or may be competitive with the products and services being marketed, distributed or developed by the Company at the time of termination of such employment. The foregoing prohibition shall not prevent employment or engagement by any company or business organization, or any division thereof, not substantially engaged in the business of offering strategy consulting services for the Internet (the "Business") as long as the activities of any such employment or engagement, in any capacity, does not involve work on matters directly related to the products or services being developed, reduced to practice, distributed or marketed by the Company at the time of any termination of employment. The foregoing restriction shall not prohibit Employee from owning securities of any publicly traded company that is engaged in the Business as long as Employee does not own at any time more than three percent (3%) of such class of equity securities of such company.

     2.   Nonsolicitation.  During the period of employment by the Company and
          ---------------
for a period of one (1) year after termination of such employment (for any reason), the Employee will not directly or indirectly either for himself or for any other commercial enterprise, solicit, divert or take away or attempt to solicit, divert or take away, any of the Company's customers, business or prospective customers in existence at the time of termination of such employment. For purposes of this Agreement, "prospective customers" shall include those customers being solicited by the Company at the time of the Employee's termination. During such employment with the Company and for a period of one (1) year thereafter, the Employee will not solicit or discuss with any employee of the Company the employment of such Company employee by any commercial enterprise, other than for the benefit of the Company, nor recruit, attempt to recruit, hire, or attempt to hire any such Company employee other than on behalf of the Company.

     3.   Nondisclosure Obligation.  The Employee will not at any time, whether
          ------------------------
during or after the termination of employment, for any reason whatsoever (other than to promote and advance the business of the Company), reveal to any person or entity (both commercial and non-commercial) any of the trade secrets or confidential business information concerning the Company: including its research and development activities; product designs, prototypes and technical specifications; show-how and know-how; marketing plans and strategies; pricing and costing policies; customer and supplier lists and accounts; or nonpublic financial information of the Company so far as they have come or may come to the Employee's knowledge, except as may be required in the ordinary course of performing his duties as an employee of the Company. This restriction shall not
                                                                             ---
apply to: (i) information that may be disclosed generally or is in the public domain through no fault of the Employee; (ii) information received from a third party outside the Company that was disclosed without a breach of any confidentiality obligation; (iii) information approved for release by written authorization of the Company; or (iv) information that may be required by law or an order of any court, agency or proceeding to be disclosed. The Employee shall keep secret all matters of such nature entrusted to him and shall not use or disclose any such information for the benefit of any third party in any manner which may injure or cause loss to the Company, whether directly or indirectly.

     4.   Assignment of Inventions.  The Employee expressly understands and
          ------------------------
agrees that any and all right or interest he obtains in any designs, trade secrets, technical specifications and technical date, know-how and show-how, customer and vendor lists, marketing plans, pricing policies, inventions, concepts, ideas, expressions, discoveries, improvements and patent or patent rights which are authored, conceived, devised, developed, reduced to practice, or otherwise obtained by him during the term of this Agreement which relate to or arise out of his employment with the Company are expressly regarded as "works for hire" (the "Inventions"). The Employee hereby assigns to the Company the
                ----------
sole and exclusive right to such Inventions. The Employee agrees that he will promptly disclose to the Company any and all such Inventions, and that, upon request of the Company, the Employee will execute and deliver any and all documents or instruments and take any other action which the Company shall deem necessary to assign to and vest completely in the Company, to perfect trademark, copyright and patent protection with respect to, or to otherwise protect the Company's trade secrets and proprietary interest in such Inventions. The obligations of the Employee under this Section shall continue beyond the termination of the Employee's employment with respect to such Inventions conceived of, reduced to practice, or developed by the Employee during the term of this Agreement. The Company agrees to pay any and all copyright, trademark and patent fees and expenses or other costs incurred by the Employee for any assistance rendered to the Company pursuant to this Section.

     The Employee's obligation to assign Inventions shall not apply to any invention about which the Employee can prove that: (i) it was developed entirely on the Employee's own time and effort; (ii) no equipment, supplies, facility, trade secrets or confidential information of the Company was used in its development; (iii) it does not relate to the business of the Company or to the Company's actual or anticipated research and development activities; and
(iv) it does not result from any work performed by the Employee for the Company.

     5.   Absence of Conflicting Agreements.  The Employee understands the
          ---------------------------------
Company does not desire to acquire from him any trade secrets, know-how or confidential business information that he may have acquired from others. The Employee represents that he is not bound by any agreement or any other existing or previous business relationship which conflicts with or prevents the full performance of the Employee's duties and obligations to the Company during the course of employment.

     6.   Remedies Upon Breach.  The Employee agrees that any breach of this
          --------------------
Agreement by the Employee could cause irreparable damage to the Company. The Company shall have, in addition to any and all remedies of law, the right to an injunction or other equitable relief to prevent any violation of the Employee's obligations hereunder.

     7.   Miscellaneous.  Any waiver by the Company of a breach of any provision
          -------------
of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof. If one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject matter so as to be unenforceable at law, such provision(s) shall be construed and reformed by the appropriate judicial body by limiting and reducing it (or them), so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear. The obligations of the Employee under this Agreement shall survive the termination of the Employee's relationship with the Company regardless of the manner of such termination. All covenants and agreements hereunder shall inure to the benefit of and be enforceable by the successors of the Company. This Agreement shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Massachusetts. The Employee understands that this Agreement does not create an obligation on the part of the Company to continue the Employee's employment with the Company. The Employee is employed as an employee "at will."

     The Employee recognizes and agrees that the enforcement of this Agreement is necessary to ensure the preservation, protection and continuity of the confidential business information, trade secrets and goodwill of the Company. The Employee agrees that, due to the proprietary nature of the Company's business, the restrictions set forth in Sections 1, 2, 3 and 4 of this Agreement are reasonable as to duration and scope.

     IN WITNESS WHEREOF, the undersigned Employee and the Company have executed this Agreement as of this 22/nd/ day of June, 2000.

MAINSPRING, INC.                             EMPLOYEE:

By: /s/ Mark A. Verdi                         /s/ John M. Connolly
   ----------------------------              ---------------------------
   Mark A. Verdi                             John M. Connolly
   Senior Vice President, Finance
    and Operations